UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 17, 2012

Hawaiian Telcom Holdco, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34686	16-1710376
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1177 Bishop Street, Honolulu, Hawaii		96813
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (808) 546-4511

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2012, the Board of Directors of the Company adopted the Hawaiian Telcom Holdco, Inc. Executive Severance Plan (the “Plan”), pursuant to which executives hired after December 1, 2012, at the Senior Vice President level or higher, are eligible to receive severance benefits in the event of death, disability, termination by the Company without cause, or termination by the executive for good reason.  In the event of termination upon death or disability, the participant (or his or her estate) (i) will continue to receive base salary payments for six months following termination, and (ii) will receive a pro-rated amount of the participant’s annual award under the Company’s Performance Compensation Plan for the year of termination. In the event of termination by the Company without cause or termination by the executive for good reason, the participant will continue to receive base salary payments for twelve months following termination, subject to certain conditions.

Under the Plan, exceptions to the eligibility requirements may be made with the approval of the Compensation Committee of the Board of Directors.  Effective December 17, 2012, the Compensation Committee approved the addition of Robert F. Reich, Senior Vice President, Chief Financial Officer and Treasurer of the Company, as a participant in the Plan.  Consistent with this, on December 17, 2012 the Company amended Mr. Reich’s employment agreement to make him eligible to participate in and receive the severance benefits provided under the Plan. The amendment did not otherwise modify Mr. Reich’s compensation.

On December 17, 2012, the Company entered into an offer letter with Scott K. Barber to serve as Chief Operating Officer of the Company effective as of January 14, 2013.  As Chief Operating Officer, Mr. Barber will oversee day-to-day operations and implementation of the Company’s strategic plan that is integral to the Company’s growth plans and will report directly to the Company’s President and Chief Executive Officer. Mr. Barber, age 52, previously served as the Vice President of Operations at Consolidated Communications, a large incumbent local exchange carrier based in Illinois, since July 2012.  Prior to that, Mr. Barber held various executive positions at SureWest Communications beginning in 1994, most recently as Chief Operating Officer from April 2011 to July 2012.  Mr. Barber’s offer letter provides for an annual base salary of $400,000, moving allowance of $75,000, opportunity to receive an annual performance payment under the Company’s Performance Compensation at a target level of 75% of annual base salary, and an award of 12,000 restricted stock units under the Company’s 2010 Equity Incentive Plan that vest one year after the start date of his employment.  He also is eligible to receive severance benefits under the Plan.

A copy of the press release announcing the appointment of Mr. Barber as Chief Operating Officer of the Company is attached hereto as Exhibit 99.1.

Item 9.01.                                        Financial Statements and Exhibits

(d)                                 Exhibits

99.1                        Press release dated December 19, 2012 announcing the appointment of Scott K. Barber as Chief Operating Officer of the Company effective as of January 14, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2012
HAWAIIAN TELCOM HOLDCO, INC.

/s/ Eric K. Yeaman
Eric K. Yeaman
President and Chief Executive Officer